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                          [MEADEN & MOORE LETTERHEAD]

EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement No. 33-57477 on Form S-8 of our report on the consolidated financial statements and report as to schedules included in the Annual Report on Form 10-K of Waxman Industries, Inc. and Subsidiaries for the year ended June 30, 2001.



/s/ Meaden & Moore, Ltd.
MEADEN & MOORE, LTD
Certified Public Accountants

August 28, 2001
Cleveland, Ohio